CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 30, 2025, relating to the financial statements and financial highlights of Optima Strategic Credit Fund, F/m US Treasury 3 Month Bill ETF (formerly, US Treasury 3 Month Bill ETF), F/m US Treasury 6 Month Bill ETF (formerly, US Treasury 6 Month Bill ETF), F/m US Treasury 12 Month Bill ETF (formerly, US Treasury 12 Month Bill ETF), F/m US Treasury 2 Year Note ETF (formerly, US Treasury 2 Year Note ETF), F/m US Treasury 3 Year Note ETF (formerly, US Treasury 3 Year Note ETF), F/m US Treasury 5 Year Note ETF (formerly, US Treasury 5 Year Note ETF), F/m US Treasury 7 Year Note ETF (formerly, US Treasury 7 Year Note ETF), F/m US Treasury 10 Year Note ETF (formerly, US Treasury 10 Year Note ETF), F/m US Treasury 20 Year Bond ETF (formerly, US Treasury 20 Year Bond ETF), F/m US Treasury 30 Year Bond ETF (formerly, US Treasury 30 Year Bond ETF), F/m 2-Year Investment Grade Corporate Bond ETF, F/m 3-Year Investment Grade Corporate Bond ETF, F/m 10-Year Investment Grade Corporate Bond ETF, F/m Opportunistic Income ETF, F/m Ultrashort Treasury Inflation-Protected Security (TIPS) ETF, F/m High Yield 100 ETF, F/m Emerald Life Sciences Innovation ETF, F/m Compoundr High Yield Bond ETF, F/m Compoundr U.S. Aggregate Bond ETF, F/m Investments Large Cap Focused Fund, Oakhurst Fixed Income Fund, Boston Partners All-Cap Value Fund, Boston Partners Global Equity Fund, Boston Partners Global Sustainability Fund, Boston Partners Long/Short Equity Fund, Boston Partners Long/Short Research Fund, Boston Partners Small Cap Value Fund II, WPG Partners Select Small Cap Value Fund, and WPG Partners Small Cap Value Diversified Fund, each a series of The RBB Fund, Inc., which are included in Form N-CSR for the year or period ended August 31, 2025, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Portfolio Holdings Information”, “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information.

/s/Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Cleveland, Ohio

December 29, 2025